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                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               ----------------

                              CONSOL ENERGY INC.
            (Exact name of registrant as specified in its charter)

                State of Delaware                   51-0337383
             (State of incorporation or           (I.R.S. Employer
                  organization)                 Identification No.)


                              300 Delaware Avenue
                        Wilmington, Delaware 19801-1622

          (Address of principal executive offices including zip code)

                               ----------------

       Securities to be registered pursuant to Section 12(b) of the Act:


        TITLE OF EACH CLASS             NAME OF EACH EXCHANGE ON WHICH
        TO BE SO REGISTERED             EACH CLASS IS TO BE REGISTERED
        -------------------             ------------------------------

      Common Stock, par value $0.01        New York Stock Exchange



            If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

               If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

          Securities to be registered pursuant to Section 12(g) of the Act:


                                     NONE
                        -------------------------------
                               (Title of Class)

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                INFORMATION REQUIRED IN REGISTRATION STATEMENT



          ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                Information with respect to the Common Stock, par value $0.01 per share, is incorporated herein by reference to the section captioned "Description of Capital Stock" contained in the prospectus included in the Registration Statement on Form F-1 (Registration File No. 333-68987) filed with the Securities and Exchange Commission on December 15, 1998 and as amended under the Securities Act of 1933, as amended, and by reference to the form of stock certificate evidencing the shares of Common Stock filed therewith. Any description of the Common Stock, par value $0.01 per share, that is included in any form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, subsequent to this filing shall be deemed to be incorporated herein by reference.


          ITEM 2.  EXHIBITS.

               No exhibits are required to be filed with this Registration Statement on Form 8-A.
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                                   SIGNATURE


               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                           CONSOL ENERGY INC.


          Date:  March 22, 1999            By:   /s/ Michael F. Nemser
                                              ----------------------------
                                              Michael F. Nemser,
                                              Vice President and Treasurer